EXHIBIT 10.6

FIRST AMENDMENT TO

INDEMNIFICATION AGREEMENT

THIS FIRST AMENDMENT TO INDEMNIFICATION AGREEMENT (the “Amendment”) is made and entered into effective this              day of                     , 2003, between Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”) and                              (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, Indemnitee has entered into that certain Indemnification Agreement dated the              day of                     , 200_ (the “Agreement”) with the Company; and

WHEREAS, the Sarbanes-Oxley Act of 2002 (the “Act”), which was signed into law effective July 30, 2002, prohibits public companies from making personal loans to their directors and executive officers; and

WHEREAS, since enactment of the Act, various legal scholars and practitioners have raised an issue as to whether Section 402 of the Act may be sufficiently broad to prohibit the advancement of expenses under standard indemnification agreements between public companies and their executive officers and directors, although to date there has been no authoritative guidance on this matter from any judicial authority or governmental entity or agency; and

WHEREAS, the Company desires to clarify that, although it does not believe that the advancement of expenses is violative of Section 402 of the Act, if a determination is made by a judicial authority or governmental entity or agency or, absent such determination, any such party takes a position or issues guidance stating, that the advancement of expenses to an officer, director or employee pursuant to a company’s indemnification obligations with respect to such individual (in a similar manner such as that contemplated in Section 5 of the Agreement) is prohibited under the Act, the Company shall not be obligated to advance expenses incurred by the Indemnitee pursuant to Section 5 of this Agreement; and

WHEREAS, the Company shall rely on this Amendment in determining the Company’s indemnification obligations to its officers and directors and in complying with its filing obligations under applicable securities laws.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the parties, the parties hereto agree as follows:

Section 1 Amendment. Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

10. EXCEPTION TO RIGHT OF INDEMNIFICATION AND EXPENSE ADVANCEMENT. Notwithstanding any other provision of this Agreement, Indemnitee shall only be entitled to indemnification or advancement of expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, if (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors; or (b) such Proceeding is being brought by the Indemnitee to assert his rights under this Agreement; provided, however, that Indemnitee shall in no event be entitled to the advancement of expenses under the Agreement if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to an Indemnitee in a manner similar to that contemplated in Section 5 of the Agreement constitutes a personal loan in contravention of Section 402 of the Sarbanes-Oxley Act of 2002 or any similar law or regulation.

Section 2 Waiver. In light of the foregoing, Indemnitee agrees that he or she shall not be entitled to, and Indemnitee hereby waives, the right to the advancement of expenses in connection with any indemnification rights permitted under the Company’s certificate of incorporation or bylaws, or under the laws of the State of Delaware or otherwise, if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to an Indemnitee in a manner similar to that contemplated in Section 5 of the Agreement constitutes a personal loan in contravention of Section 402 of the Act or any similar law or regulation.

Section 3 Entire Agreement. Except as set forth in Section 1 above, no other amendments are made to the Agreement hereby and the terms of the Agreement shall continue in full force and effect as set forth therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the day and year first above written.

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

INDEMNITEE

SIGNATURE PAGE TO FIRST AMENDMENT TO

INDEMNIFICATION AGREEMENT